SUB-ITEM 77I

MFS Capital Opportunities Fund, a series of MFS Series Trust VII, redesignated class R shares as class R1 shares and established class R2 shares as described in the prospectus supplement contained in Post-Effective Amendment No. 34 to the Registration Statement (File Nos. 2-68918 and 811-3090), as filed with the Securities and Exchange Commission on October 30, 2003, under Rule 485 under the Securities Act of 1933. Such descriptions are incorporated herein by reference.